Exhibit 99.3

Entergy 639 Loyola Avenue New Orleans, LA 70113

News Release

Date:	Nov.4, 2011

For Release:	Immediately

Contact:	Yolanda Pollard (News Media) (504) 576-4238 ypollar@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

Entergy Issues Forward Looking Financial Update

New Orleans, La.  Entergy Corporation (NYSE: ETR) today issued 2012 earnings guidance and outlined its preliminary three-year capital expenditure plan for the period 2012 through 2014. In addition, Entergy affirmed its long-term financial outlook.

“The Utility continues to work toward its long-term outlook of a 6 to 8 percent compound annual net income growth rate over the 2010 – 2014 horizon,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer. “Several portfolio transformation projects are in progress, including two power plant acquisitions and the Ninemile new build project. Efforts for the operating companies to join the Midwest Independent System Operator regional transmission organization, which will provide significant savings for our Utility customers, will be a key area of focus over the short term. Our Entergy Wholesale Commodities segment continues to be affected by depressed gas and power prices. Work to preserve the value of that business is ongoing through operational excellence and license renewal efforts as well as continuously enhancing opportunities to capture additional value in that business, such as the planned acquisition of the Rhode Island State Energy Center power plant.”

Earnings Guidance

Entergy is initiating 2012 earnings guidance in the range of $5.40 to $6.20 per share on both as-reported and operational bases. While Entergy affirms its updated 2011 earnings guidance range of $7.15 to $7.65 per share on as-reported and operational bases, the 2011starting point by business segment was adjusted consistent with current indications.

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Entergy News Release: Entergy Issues Forward Looking Financial Update

Nov. 4, 2011

Overarching Financial Aspiration

Entergy continues to aspire to deliver superior value to owners as measured by total shareholder return. The company believes top-quartile total shareholder return is achieved by:

•	Operating the business with the highest expectations and standards;
•	Executing on earnings growth opportunities while managing commodity and other business risks;
•	Delivering returns at or above the risk-adjusted cost of capital for each initiative, project, business, etc.;
•	Maintaining credit quality and flexibility;
•	Deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirements; and
•	Being disciplined as either a buyer or a seller consistent with the market or Entergy’s proprietary point of view.

Long-term Financial Outlook

Entergy believes it offers a long-term, competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility generation business located in attractive power markets. The current long-term financial outlook for 2010 through 2014 includes the following:

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Entergy News Release: Entergy Issues Forward Looking Financial Update

Nov. 4, 2011

Earnings:

•	Utility net income: 6 to 8 percent compound annual net income growth rate over the 2010 – 2014 horizon (2009 base year).
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Entergy Wholesale Commodities results:  Revenue projections through 2014 will experience increased volatility due to commodity market activities – one of the most important fundamental drivers for this business. At current sold and forward prices with its existing asset portfolio and in-the-money hedges that will roll off in the coming few years, EWC is expected to deliver declining adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization and interest and investment income, excluding decommissioning expense, other than temporary impairment losses on decommissioning trust fund assets and special items) for the period through 2014 compared to 2010, with a 2013 inflection point (i.e., declining through 2013; 2014 trend turns to increasing). However, Entergy Wholesale Commodities offers a valuable long-term option from the potential positive effects of ongoing economic growth (driving increased load, market heat rates, capacity prices and natural gas prices), new environmental legislation and/or enforcement of additional environmental regulation.

•	Corporate results: Results will vary depending upon factors including future effective income tax and interest rates and the amount/timing of share repurchases.

Capital deployment:

•
A balanced capital investment/return program. Entergy continues to see value-added investment opportunities at the Utility in the coming years, as well as an investment outlook at Entergy Wholesale Commodities that supports continued safe, secure and reliable operations and opportunistic investments. Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program. Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases. Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $4 billion – $5 billion from 2010 – 2014 under the current long-term business outlook. The amount of share repurchases may vary as a result of material changes in business results, capital spending or new investment opportunities.

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Entergy News Release: Entergy Issues Forward Looking Financial Update

Nov. 4, 2011

Credit quality:

•	Strong liquidity.
•	Solid credit metrics that support ready access to capital on reasonable terms.

Planned Capital Expenditures – Preliminary

The preliminary capital plan for 2012 through 2014 anticipates $7.1 billion for investment, including $3.2 billion of maintenance capital. The remaining $3.9 billion is for specific investments and other initiatives such as:

•
Utility:  the Utility’s portfolio transformation strategy including the 620 MW Hot Spring and 450 MW Hinds power plant acquisitions (including planned plant upgrades, transaction costs, and contingencies), an approximate 178 MW uprate project at the Grand Gulf nuclear plant, Entergy Louisiana, LLC’s Ninemile 6 new CCGT project, as well as the associated transmission investment; the steam generator replacement at Entergy Louisiana’s Waterford 3 nuclear unit; transmission upgrades and spending to support the Utility’s plan to join the MISO RTO by December 2013.

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Entergy News Release: Entergy Issues Forward Looking Financial Update

Nov. 4, 2011

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Entergy Wholesale Commodities:  dry cask storage, nuclear license renewal efforts, component replacement and identified repairs across the fleet, NYPA value sharing, the Indian Point Independent Safety Evaluation, and wedgewire screens at the Indian Point site.

Members of Entergy’s senior management, including Leonard and Leo Denault, executive vice president and chief financial officer, will attend the 46th Edison Electric Institute (EEI) Financial Conference and hold stakeholder meetings on Nov. 7 through Nov. 8, 2011. This release and the handout material can also be accessed via Entergy’s website at www.entergy.com. As previously announced, Leonard will also provide a presentation on Tuesday, Nov. 8 starting at approximately 7:30 a.m. ET. A live audio webcast and copy of the presentation slides will be available on Tuesday on Entergy’s website. Additional information regarding Entergy’s forward looking financial update is available in Entergy’s investor news release dated Nov. 7, 2011, and accompanying handout material, copies of which have been filed today with the Securities and Exchange Commission on Form 8-K and are available on Entergy’s investor relations website at www.entergy.com/investor_relations.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $11 billion and approximately 15,000 employees.

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Entergy News Release: Entergy Issues Forward Looking Financial Update

Nov. 4, 2011

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in: (i) Entergy’s Form 10-K for the year ended December 31, 2010; (ii) Entergy’s Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011; and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (f) conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and in subsequent securities filings.